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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.  )


Filed by the Registrant       [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[ ]            Preliminary Proxy Statement
[ ]            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[ ]            Definitive Proxy Statement
[ ]            Definitive Additional Materials
[X]            Soliciting Material Under Rule 14a-12


                             CKE Restaurants, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.

       (1)     Title of each class of securities to which transaction applies:
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       (2)     Aggregate number of securities to which transaction applies:
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       (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)
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       (4)     Proposed maximum aggregate value of transaction:
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       (5)     Total fee paid
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       [ ]     Fee paid previously with preliminary materials.
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       [ ]     Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:
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       (2)     Form, Schedule or Registration Statement No.:
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       (3)     Filing Party:
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       (4)     Date Filed:
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                                  NEWS RELEASE


CONTACT:    CKE Restaurants, Inc:                     Dennis Lacey
                                                      EVP and CFO
                                                      714.778.7109

            Santa Barbara Restaurant Group, Inc.:     Ted Abajian
                                                      CEO
                                                      805.563.3644 x110


         CKE RESTAURANTS, INC. AND SANTA BARBARA RESTAURANT GROUP, INC.
                             AMEND MERGER AGREEMENT

         Santa Barbara, Calif., Jan. 25 -- CKE Restaurants, Inc. ("CKE") (NYSE:
CKR), and Santa Barbara Restaurant Group, Inc. ("SBRG") (Nasdaq: SBRG), agreed yesterday to amend the merger agreement by which CKE will acquire Santa Barbara Restaurant Group. As originally executed in December 2001, the merger agreement provided that each share of SBRG common stock would be exchanged for one-half of one share of CKE common stock. The merger agreement also provided that if, at the time of the merger, the average CKE common stock price were to be less than $6.25 per share, SBRG could terminate the merger agreement, and if the average CKE common stock price were to be greater than $9.50 per share, CKE could terminate the merger agreement. Because of CKE's common stock price, which has closed in excess of $9.50 on nine days so far in January 2002, CKE and SBRG have agreed to amend the merger agreement. Pursuant to the amendment, each share of SBRG common stock will still be exchanged for one-half of one share of CKE common stock, unless the average closing price of the CKE common stock for the ten-day period ending two days prior to the merger exceeds $10.00 per share. If the average closing price of the CKE common stock for such ten-day period exceeds $10.00 per share, each share of SBRG common stock will be exchanged for a partial share of CKE common stock having a value of $5.00 (based on the average closing price for such ten day period). The parties also agreed to remove CKE's right to terminate the merger if the average CKE common stock price were to be greater than $9.50 per share at the time of closing.


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         CKE Restaurants owns, operates and franchises approximately 3,400 quick-service restaurants, primarily under the Carl's Jr. and Hardee's brand names.

         Santa Barbara Restaurant Group is engaged in the food service industry. As of November 15, 2001 the Company operated 50 La Salsa restaurants, 25 Timber Lodge Steakhouse restaurants, and 5 Green Burrito restaurants. Santa Barbara Restaurant Group also franchises 40 La Salsa restaurants, 35 Green Burrito stand-alone restaurants, one Timber Lodge Steakhouse restaurant and 197 Green Burrito dual-concept restaurants.

         CKE Restaurants, Inc. has filed a registration statement with the Securities and Exchange Commission which contains a draft of the two companies' joint proxy statement/prospectus to be distributed to their stockholders in connection with the special meetings of stockholders at which the stockholders will vote on the merger. Both companies have been and will continue to jointly file relevant documents concerning the merger with the Securities and Exchange Commission. EACH OF THE COMPANIES URGES ITS STOCKHOLDERS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders of either company will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by CKE Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. will be available free of charge from both the Corporate Secretary of CKE Restaurants, Inc. at 3916 State Street, Suite 300, Santa Barbara, California 93105, telephone (714) 774-5796, and the Corporate Secretary of Santa Barbara Restaurant Group at 3938 State Street, Suite 200, Santa Barbara, California 93105, telephone (805) 563-3644. The directors and executive officers of both companies may be deemed to be participants in the solicitation of proxies. The direct or indirect interests of such participants, by security holdings or otherwise, will be included in the joint proxy statement to be filed with the SEC. STOCKHOLDERS OF BOTH CKE RESTAURANTS AND SANTA BARBARA RESTAURANT GROUP SHOULD READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

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